UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2010

SINOCOKING COAL AND COKE
CHEMICAL INDUSTRIES, INC.
(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kuanggong Road and Tiyu Road 10th Floor,
Chengshi Xin Yong She, Tiyu Road, Xinhua District,
Pingdingshan, Henan Province, China 467000
 (Address of principal executive offices)

+86-3752882999
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant

Appointment of New Certifying Accountant

Effective April 14, 2010, Frazer Frost LLP, whose address is 135 South State College Blvd., Suite 300, Brea, California 92821, was engaged to serve as the new certifying accountant to audit the registrant’s financial statements.   Frazer Frost LLP has acted as certifying accountant for Top Favour Limited, which was acquired by the registrant on February 5, 2010.  The appointment of Frazer Frost LLP is made in connection with the foregoing acquisition by the registrant.

Prior to engaging Frazer Frost LLP, the registrant had not consulted Frazer Frost LLP regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the registrant’s financial statements or a reportable event, nor did the registrant consult with Frazer Frost LLP regarding any disagreements with its former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

The former accountant, Cinnamon Jang Willoughby & Company, which merged with Meyers Norris Penny LLP, Chartered Accountants (“MNP”) on January 4, 2010 (“Former Accountant”), was appointed on June 19, 2008 as auditor of the registrant (then named “Ableauctions.com, Inc.”).  The reports of the Former Accountant on the registrant’s financial statements for the fiscal years ended December 31, 2008 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor was the report modified as to uncertainty, audit scope, or accounting principles.

The engagement of Frazer Frost LLP as the registrant’s new certifying independent accountant was approved by the audit committee of the registrant’s Board of Directors.

Resignation of Predecessor Certifying Accountant

Effective April 13, 2010, Meyers Norris Penny LLP, Chartered Accountants (“MNP”) resigned as the registrant’s certifying independent accountant engaged to audit its financial statements.  MNP was engaged as auditors of the registrant’s financial statements for the year ended December 31, 2009.

MNP’s report regarding the registrant’s financial statements for the year ended December 31, 2009 did not contain any adverse opinions or disclaimers of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

Prior to MNP’s resignation, there were no disagreements with MNP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MNP would have caused MNP to make reference to the subject matter of the disagreements in connection with their report.

During the fiscal year ended December 31, 2008 and through the date of appointment of Frazer Frost LLP as a successor auditor, there were no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K with the exception of the following:  in Amendment No. 2 to the registrant’s Annual Report on Form 10-K, which the registrant filed with the Securities and Exchange Commission on October 23, 2009, the registrant (then named “Ableauctions.com, Inc.”) reported that it did not have sufficient segregation of duties within accounting functions, which is a control deficiency.

The registrant has provided MNP with a copy of this current report on Form 8-K and requested that MNP furnish the registrant a copy of a letter addressed to the SEC stating whether they agree with the statements made above by the registrant regarding MNP.  A copy of the letter by MNP is attached as Exhibit 16.1 to this Form 8-K.

Item 5.03                      Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

SinoCoking Coal and Coke Chemical Industries, Inc. has changed its fiscal year end from December 31 to a new fiscal year end of June 30.

As reported by the registrant in its previous reports, the registrant consummated an acquisition pursuant to an Agreement and Plan of Share Exchange dated July 17, 2009 (the “Exchange Agreement”), with Top Favour Limited, a British Virgin Islands international business company (“Top Favour”), pursuant to which, on the terms and subject to the conditions set forth therein, the registrant (formerly named “Ableauctions.com, Inc.”) agreed to acquire all of the outstanding capital stock of Top Favour in exchange for the issuance of 3,117,952 shares of its common stock to the shareholders of Top Favour (the “Acquisition”).  The Acquisition was consummated at 5:00 p.m. Pacific time on February 5, 2010 (the “Closing Date”).

Prior to the Acquisition, Top Favour maintained a fiscal year ending June 30.  In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, in the Acquisition, the registrant (the legal acquirer) is considered the accounting acquiree and Top Favour (the legal acquiree) is considered the accounting acquirer.  The consolidated financial statements of the combined entity are in substance those of Top Favour and its subsidiaries and controlled companies, with the assets and liabilities, and revenues and expenses of the registrant being included effective from the date of the consummation of the Acquisition on February 5, 2010.   The registrant is deemed to be a continuation of the business of Top Favour.  Accordingly, the registrant is adopting a fiscal year end of June 30, consistent with the past accounting practice of Top Favour.

As a result of this change in fiscal year, the registrant’s quarterly reporting period will be comprised of the three calendar months ending September 30, December 31, March 31 and June 30.  The registrant’s next periodic report under the Securities Exchange Act of 1934 will be on Form 10-Q for the three months ended March 31, 2010.  Following the filing of the Form 10-Q, the next periodic report filed will be on Form 10-K for the fiscal year ending June 30, 2010.

Item 9.01                      Financial Statements and Exhibits

(a)	Exhibits.

Exhibit Number	Description

16.1	Letter from Meyers Norris Penny LLP, Chartered Accountants, dated April 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

	By:	/s/ Jianhua Lv
Jianhua Lv, Chief Executive Officer

Dated: April 16, 2010